Exhibit 99.1

Commerce Announces Fourth Quarter and Fiscal Year 2025 Financial Results

Full-Year Total Revenue of $342.3 Million, an Increase of 3% Versus Prior Year. Total ARR of $359.1 Million, an Increase of 3% Versus Prior Year. Enterprise ARR of $287.2 Million, an Increase of 10% Versus Prior Year. Full-Year Operating Cash Flow of $27.4 Million

AUSTIN, Texas – February 12, 2026 – Commerce.com, Inc. (Nasdaq: CMRC) (formerly BigCommerce Holdings, Inc.), a provider of an open, intelligent ecosystem of technology solutions that empower businesses to unlock data potential and deliver seamless, personalized experiences at scale, today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.

“2025 was a year of material business transformation. We improved efficiency, expanded margins, and realigned investment to our highest-impact growth areas, culminating in our rebrand as Commerce and a clear position in AI-powered agentic commerce,” said Travis Hess, CEO of Commerce. “With key elements of our transformation complete, we are operating with greater leverage, stronger product-market fit, and clear line of sight to durable ARR growth.”

Fourth Quarter Financial Highlights:

•
Total revenue was $89.5 million, up 3% compared to the three months ended December 31, 2024.
•
Total annual revenue run-rate (“ARR”) as of December 31, 2025 was $359.1 million, up 3% compared to December 31, 2024.
•
Subscription solutions revenue was $65.2 million, up 5% compared to the three months ended December 31, 2024.
•
ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $287.2 million as of December 31, 2025, up 10% from December 31, 2024.
•
ARR from Enterprise Accounts as a percent of total ARR was 80% as of December 31, 2025, compared to 75% as of December 31, 2024.
•
Gross Merchandise Volume (GMV) was $8.9 billion in the three months ended December 31, 2025.
•
Net Revenue Retention (NRR) was 95.2%, compared to 95.0% in the three months ended December 31, 2024.
•
GAAP gross margin was 78%, compared to 78% in the three months ended December 31, 2024. Non-GAAP gross margin was 79%, compared to 78% in the three months ended December 31, 2024.

Other Key Business Metrics

•
Number of enterprise accounts was 6,648, up 13% compared to the three months ended December 31, 2024.
•
Average revenue per account (ARPA) of enterprise accounts was $43,200 down 3% compared to the three months ended December 31, 2024.
•
Revenue in the United States grew by 2% compared to the three months ended December 31, 2024.
•
Revenue in EMEA grew by 20% and revenue in APAC declined by 5% compared to the three months ended December 31, 2024.

Loss from Operations and Non-GAAP Operating Income

Exhibit 99.1

•
GAAP loss from operations was ($6.6) million, compared to ($0.8) million in the three months ended December 31, 2024.
•
Non-GAAP operating income was $7.4 million, compared to $10.1 million in the three months ended December 31, 2024.

GAAP Net Loss, Non-GAAP Net Income and Earnings Per Share

•
GAAP net loss was ($8.4) million, compared to ($2.4) million in the three months ended December 31, 2024.
•
Non-GAAP net income was $5.6 million or 6% of revenue, compared to $8.4 million or 10% of revenue in the three months ended December 31, 2024.
•
GAAP basic net loss per share was ($0.10) based on 81.4 million weighted average shares outstanding, compared to ($0.03) based on 78.4 million weighted average shares outstanding in the three months ended December 31, 2024.
•
Non-GAAP basic net income per share was $0.07 based on 81.4 million shares of weighted average shares outstanding, compared to $0.11 based on 78.4 million shares of weighted average shares outstanding in the three months ended December 31, 2024.
•
Non-GAAP diluted net income per share was $0.07 based on 82.0 million shares of dilutive shares, compared to $0.11 based on 80.1 million dilutive shares in the three months ended December 31, 2024.

Adjusted EBITDA

•
Adjusted EBITDA was $8.3 million, compared to $11.0 million in the three months ended December 31, 2024.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $143.0 million as of December 31, 2025.
•
In the three months ended December 31, 2025, net cash provided by operating activities was $2.9 million, compared to $12.4 million provided by operating activities for the same period in 2024. We reported free cash flow of ($0.3) million in the three months ended December 31, 2025, compared to $11.6 million in the three months ended December 31, 2024.

Fiscal Year 2025 Financial Highlights:

•
Total revenue was $342.3 million, up 3% compared to fiscal year 2024.
•
Subscription solutions revenue was $255.6 million, up 3% compared to fiscal year 2024.
•
GAAP gross margin was 79%, compared to 77% in fiscal year 2024. Non-GAAP gross margin was 79%, compared to 78% in fiscal year 2024.
•
Gross Merchandise Volume (GMV) was $31.7 billion, up 12% compared to the fiscal year 2024.

Loss from Operations and Non-GAAP Operating Income

•
GAAP loss from operations was ($16.2) million, compared to ($41.7) million in fiscal year 2024.
•
Non-GAAP operating income was $27.8 million, compared to $19.5 million in fiscal year 2024.

Exhibit 99.1

GAAP Net Loss, Non-GAAP Net Income and Earnings Per Share

•
GAAP net loss was ($19.3) million, compared to ($27.0) million in fiscal year 2024.
•
Non-GAAP net income was $20.7 million or 6% of revenue, compared to $22.0 million or 7% of revenue in fiscal year 2024.
•
GAAP basic net loss per share was ($0.24) based on 80.3 million weighted average shares outstanding, compared to ($0.35) based on 77.6 million weighted average shares outstanding in fiscal year 2024.
•
Non-GAAP basic net income per share was $0.26 based on 80.3 million shares of weighted average shares outstanding, compared to $0.28 based on 77.6 million shares of weighted average shares outstanding in fiscal year 2024.
•
Non-GAAP diluted net income per share was $0.26 based on 81.2 million shares of dilutive shares, compared to $0.28 based on 79.5 million dilutive shares in fiscal year 2024.

Adjusted EBITDA

•
Adjusted EBITDA was $31.7 million, compared to $23.5 million in fiscal year 2024.

Cash

•
In the twelve months ended December 31, 2025, net cash provided by operating activities was $27.4 million, compared to $26.3 million provided by operating activities for the same period in 2024. We reported free cash flow of $16.4 million for the year ended December 31, 2025, compared to $22.5 million for the year ended December 31, 2024.

Business Highlights:

Corporate Highlights

•
Commerce announced a new agentic commerce feature with seamless agentic checkout through Commerce’s integration with PayPal, enabling pilot merchants to participate in seamless agentic checkout experiences.
•
In November 2025, the Company announced that Gartner recognized BigCommerce as a Challenger in the 2025 Gartner Magic Quadrant for Digital Commerce Platforms, reflecting the platform’s innovative approach backed by rapid innovation capable of serving technically sophisticated merchants looking for flexibility from best-of-breed capabilities.The report evaluated 19 digital commerce platform vendors based on their ability to execute and completeness of vision to help application leaders that support digital commerce make informed decisions.
•
In December 2025, Commerce announced BigCommerce’s integration with Stripe’s Agentic Commerce Suite, which will enable BigCommerce merchants to capitalize on the emerging era of AI agent-driven shopping with speed, security and flexibility. Through a single integration, BigCommerce merchants will be able to connect their existing product catalogs to their choice of available AI Agents to power an agentic checkout experience, allowing merchants to scale while still maintaining control of their brand.
•
In January 2026, Commerce was included as a partner in Google’s announcement of its new Universal Commerce Protocol (UCP). The new, open-source standard creates a common language for agents and systems to work together across the entire shopping journey from discovery and buying to post-purchase experiences. Upon implementation of the UCP, systems no longer require a new connection for every agent and instead, merchants interact seamlessly with a frictionless way to reach customers across the entire AI ecosystem.

Exhibit 99.1

•
The Company also announced a significant expansion of its partnership with Stripe, the programmable financial services company. The upgraded integration gives BigCommerce merchants worldwide access to Stripe’s Optimized Checkout Suite, including a range of dynamic local and alternative payment methods such as Link, Buy Now, Pay Later (BNPL) and regional payment methods. The integration also offers merchants the opportunity to utilize Stripe’s advanced AI-driven fraud prevention tools.

Customer Highlights

•
PuzzleYou launched a highly customized consumer-facing site using BigCommerce’s Catalyst headless architecture, the Makeswift storefront builder, and Feedonomics Surface.
•
Home, garden, and pet supply distributor Bradley Caldwell launched a new storefront leveraging B2B Edition and Catalyst, highlighting BigCommerce’s ability to support wholesale and enterprise needs with a modern, headless approach.
•
United Soft Drinks, a European wholesale beverage distributor serving sports venues and commercial customers, launched a new site with B2B Edition featuring a tailored wholesale ordering system, demonstrating BigCommerce’s strength in high-volume, niche B2B ordering.
•
Bridge Global Health completed a complex ecommerce implementation leveraging Feedonomics Surface, showcasing advanced data, discovery, and syndication capabilities for non-traditional commerce use cases.

Q1 and 2026 Financial Outlook:

For the first quarter of 2026, we currently expect:

•
Total revenue between $82.5 million to $83.5 million.
•
Non-GAAP operating income between $9.3 million to $10.3 million.

For the full year 2026, we currently expect:

•
Total revenue between $347.5 million and $369.5 million.
•
Non-GAAP operating income between $34 million and $53 million.

Our first quarter and 2026 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for loss from operations, the most directly comparable GAAP measure to Non-GAAP operating income (loss), and similarly cannot provide a reconciliation between our forecasted Non-GAAP operating income (loss) and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

Commerce will host a conference call and webcast at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, February 12, 2026, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “Commerce conference call.” The live webcast of the conference call and other materials related to Commerce’s financial performance can be accessed from Commerce’s investor relations website at http://investors.commerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, February 19, 2026, a telephone replay will be available by dialing (855) 669-9658 from the United States and Canada or (412) 317-0088 internationally with conference ID 2151747. A webcast replay will also be available at http://investors.commerce.com for 12 months.

Exhibit 99.1

About Commerce

Commerce (Nasdaq: CMRC) empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Dell, Harvey Nichols, King Arthur Baking Co., Mizuno, Pacsun, Perry Ellis, Skechers, SportsShoes and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit commerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1 and fiscal 2026 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the anticipated benefits and opportunities related to the 2025 realignment may not be realized or may take longer to realize than expected, our ability to pay the interest and principal on our indebtedness depends upon cash flows generated by our operating performance, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Commerce.com, Inc. at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Commerce.com, Inc. assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP

Exhibit 99.1

financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations. We have elected to discontinue reporting certain historical Non-GAAP measures and introduced two new Non-GAAP measures that we believe better reflect the health and operating focus of the business following the 2025 realignment. As a result, management has determined that Enterprise Account Metrics will no longer be disclosed by the Company beginning in fiscal year 2026. In connection with this change, we are introducing Gross Merchandise Volume ("GMV") and Net Revenue Retention ("NRR") as additional key operating metrics to provide investors with supplemental insight into the scale of commerce transacted on our platform and customer retention trends.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Gross Merchandise Volume (GMV)

Gross Merchandise Volume (“GMV”) represents the total dollar value of completed checkout transactions facilitated through the Commerce platform during the reporting period, including shipping and taxes. GMV is reported on a gross basis before deducting refunds or discounts. GMV is not a measure of revenue.

Net Revenue Retention (NRR)

Net Revenue Retention (“NRR”) measures our ability to retain and expand revenue from existing customers over time. NRR is calculated by dividing total billings and allocated partner revenue from a cohort of customers during the trailing twelve-month period by the total billings and allocated partner revenue from the same customer cohort in the corresponding prior-year period. NRR reflects the impact of customer expansion and contraction and excludes revenue from customers added after the prior twelve-month period.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription. These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans. As a result of the 2025 realignment, this metric is no longer a primary metric used by management and therefore will not be provided beginning in fiscal year 2026.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts in the Enterprise cohort at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue

Exhibit 99.1

allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, gain on convertible note extinguishment, interest income, interest expense, other expense, and our provision for income taxes. Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, contract costs, accelerated depreciation, professional services costs, and other related costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Income

We define Non-GAAP Operating Income as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Income

We define Non-GAAP Net Income as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, restructuring charges, and gain on convertible notes extinguishment. The most directly comparable GAAP measure is our net loss.

Non-GAAP Basic and Dilutive Net Income per Share

We define Non-GAAP Basic Net Income (Loss) per Share as our Non-GAAP net income, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net loss per share.

Free Cash Flow

We define Free Cash Flow as our GAAP cash flow provided by operating activities less our GAAP purchases of property, equipment, leasehold improvements and capitalized internal-use software (Capital Expenditures) and cash paid for website domain name. The most directly comparable GAAP measure is our cash flow provided by operating activities.

BigCommerce®, the Commerce logo, and other brands are the trademarks or registered trademarks of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@Commerce.com InvestorRelations@Commerce.com

Exhibit 99.1

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$44,258	$88,877
Restricted cash	1,905	1,479
Marketable securities	96,838	89,283
Accounts receivable, net	49,967	48,117
Prepaid expenses and other assets, net	15,349	14,641
Deferred commissions	6,045	8,822
Total current assets	214,362	251,219
Property and equipment, net	13,983	9,128
Operating lease, right-of-use-assets, net	7,090	1,993
Prepaid expenses, net of current portion	6,677	3,146
Deferred commissions, net of current portion	3,466	5,559
Intangible assets, net	11,286	17,317
Goodwill	51,927	51,927
Total assets	$308,791	$340,289
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,870	$7,018
Accrued liabilities	4,787	3,194
Deferred revenue	59,576	46,590
Convertible Notes	4,037	0
Operating lease liabilities	1,576	2,438
Other liabilities	28,340	28,766
Total current liabilities	108,186	88,006
Convertible notes, net of current portion	153,012	216,466
Operating lease liabilities, net of current portion	6,892	1,680
Other liabilities, net of current portion	1,347	768
Total liabilities	269,437	306,920
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	680,153	654,905
Accumulated other comprehensive income	224	145
Accumulated deficit	(641,030)	(621,688)
Total stockholders’ equity	39,354	33,369
Total liabilities and stockholders’ equity	$308,791	$340,289

Exhibit 99.1

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
				(audited)
Revenue	$89,517	$87,028	$342,349	$332,927
Cost of revenue (1)	19,434	19,476	72,752	77,589
Gross profit	70,083	67,552	269,597	255,338
Operating expenses: (1)
Sales and marketing	35,250	29,605	136,968	129,602
Research and development	18,041	19,763	73,021	80,879
General and administrative	14,223	14,994	55,863	61,794
Amortization of intangible assets	1,720	2,383	8,475	9,736
Acquisition related costs	0	333	444	1,334
Restructuring charges	7,434	1,225	11,043	13,677
Total operating expenses	76,668	68,303	285,814	297,022
Loss from operations	(6,585)	(751)	(16,217)	(41,684)
Gain on convertible note extinguishment	0	0	3,931	12,110
Interest income	1,163	1,761	4,818	10,568
Interest expense	(2,484)	(2,703)	(10,027)	(6,051)
Other expenses	(249)	(373)	(681)	(958)
Loss before provision for income taxes	(8,155)	(2,066)	(18,176)	(26,015)
Provision for income taxes	(209)	(324)	(1,166)	(1,015)
Net loss	$(8,364)	$(2,390)	$(19,342)	$(27,030)
Basic net loss per share	$(0.10)	$(0.03)	$(0.24)	$(0.35)
Shares used to compute basic net loss per share	81,437	78,438	80,296	77,600

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cost of revenue	$515	$735	$2,558	$3,533
Sales and marketing	1,205	920	6,518	9,252
Research and development	1,510	3,099	9,338	13,614
General and administrative	1,620	2,141	5,625	10,000

Exhibit 99.1

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Cash flows from operating activities
Net loss	$(8,364)	$(2,390)	$(19,342)	$(27,030)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,811	3,329	13,662	13,811
Amortization of discount on convertible note	171	244	690	1,582
Amortization of premium on convertible note	(421)	(396)	(1,645)	(636)
Stock-based compensation expense	4,807	6,821	23,579	35,377
Provision for expected credit losses	1,567	206	3,866	3,208
Real estate and internal-use software	218	502	218	3,533
Gain on lease modification	0	0	0	(988)
Gain on convertible note extinguishment	0	0	(3,931)	(12,110)
Other	0	6	0	(31)
Changes in operating assets and liabilities:
Accounts receivable	(3,299)	(5,273)	(5,543)	(14,206)
Prepaid expenses and other assets	1,654	5,477	(4,630)	6,493
Deferred commissions	1,030	757	4,870	955
Accounts payable	112	(672)	2,241	(895)
Accrued and other liabilities	2,206	3,511	379	2,843
Deferred revenue	397	238	12,986	14,348
Net cash provided by operating activities	2,889	12,360	27,400	26,254
Cash flows from investing activities:
Cash paid for website domain name	0	0	(2,444)	0
Cash paid for acquisition	0	0	0	(100)
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(3,155)	(787)	(8,598)	(3,721)
Maturity of marketable securities	5,197	53,603	87,276	189,310
Purchase of marketable securities	(9,906)	(10,167)	(94,751)	(80,196)
Net cash provided by (used in) investing activities	(7,864)	42,649	(18,517)	105,293
Cash flows from financing activities:
Proceeds from exercise of stock options	117	225	3,625	1,708
Taxes paid related to net share settlement of stock options	(55)	(38)	(1,956)	(2,449)
Holdback payments related to business combination	0	(1,000)	0	(1,000)
Payment of convertible note issuance costs	0	(656)	(217)	(3,176)
Repayment of convertible notes and financing obligation	0	(139)	(54,528)	(109,119)
Net cash provided by (used in) financing activities	62	(1,608)	(53,076)	(114,036)
Net change in cash and cash equivalents and restricted cash	(4,913)	53,401	(44,193)	17,511
Cash and cash equivalents and restricted cash, beginning of period	51,076	36,955	90,356	72,845
Cash and cash equivalents and restricted cash, end of period	$46,163	$90,356	$46,163	$90,356
Supplemental cash flow information:
Cash paid for interest	$5,490	$3	$11,174	$2,466
Noncash investing and financing activities:
Capital additions, accrued but not paid	$1,528	$84	$1,528	$84
Fair value of shares issued as consideration for business combinations	$0	$0	$0	$248
Right-of-use asset obtained in exchange for new operating lease liability	$0	$0	$6,213	$0
Principal amount of 2028 Convertible Notes exchanged	$0	$0	$0	$150,000

Exhibit 99.1

Disaggregated Revenue:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2025	2024	2025	2024
Subscription solutions	$65,151	$62,288	$255,623	$247,870
Partner and services	24,366	24,740	86,726	85,057
Revenue	$89,517	$87,028	$342,349	$332,927

Revenue by Geography:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2025	2024	2025	2024
Revenue:
Americas – United States	$67,073	$66,078	$259,090	$253,484
EMEA	12,038	9,994	42,605	38,031
APAC	6,377	6,739	24,751	25,750
Rest of World	4,029	4,217	15,903	15,662
Revenue	$89,517	$87,028	$342,349	$332,927

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Revenue	$89,517	$87,028	$342,349	$332,927

Loss from operations	$(6,585)	$(751)	$(16,217)	$(41,684)
Plus: stock-based compensation expense and associated payroll tax costs	4,850	6,895	24,039	36,399
Amortization of intangible assets	1,720	2,383	8,475	9,736
Acquisition related costs	0	333	444	1,334
Restructuring charges	7,434	1,225	11,043	13,677
Non-GAAP operating income	$7,419	$10,085	$27,784	$19,462
Non-GAAP operating income as a percentage of revenue	8.3%	11.6%	8.1%	5.8%

Reconciliation of net loss & basic net loss per share to Non-GAAP net income & Non-GAAP net income per share:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Revenue	$89,517	$87,028	$342,349	$332,927

Net loss	$(8,364)	$(2,390)	$(19,342)	$(27,030)
Plus: stock-based compensation expense and associated payroll tax costs	4,850	6,895	24,039	36,399
Amortization of intangible assets	1,720	2,383	8,475	9,736
Acquisition related costs	0	333	444	1,334
Restructuring charges	7,434	1,225	11,043	13,677
Gain on convertible note extinguishment	0	0	(3,931)	(12,110)
Non-GAAP net income	$5,640	$8,446	$20,728	$22,006
Basic net loss per share	$(0.10)	$(0.03)	$(0.24)	$(0.35)
Non-GAAP basic net income per share	$0.07	$0.11	$0.26	$0.28
Non-GAAP diluted net income per share	$0.07	$0.11	$0.26	$0.28
Shares used to compute basic Non-GAAP net income per share	81,437	78,438	80,296	77,600
Shares used to compute diluted Non-GAAP net income per share	82,008	80,081	81,199	79,544
Non-GAAP net income as a percentage of revenue	6.3%	9.7%	6.1%	6.6%

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Revenue	$89,517	$87,028	$342,349	$332,927

Net loss	$(8,364)	$(2,390)	$(19,342)	$(27,030)
Plus: stock-based compensation expense and associated payroll tax costs	4,850	6,895	24,039	36,399
Amortization of intangible assets	1,720	2,383	8,475	9,736
Acquisition related costs	0	333	444	1,334
Restructuring charges	7,434	1,225	11,043	13,677
Depreciation	918	946	3,933	4,075
Gain on convertible note extinguishment	0	0	(3,931)	(12,110)
Interest income	(1,163)	(1,761)	(4,818)	(10,568)
Interest expense	2,484	2,703	10,027	6,051
Other expenses	249	373	681	958
Provision for income taxes	209	324	1,166	1,015
Adjusted EBITDA	$8,337	$11,031	$31,717	$23,537
Adjusted EBITDA as a percentage of revenue	9.3%	12.7%	9.3%	7.1%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Revenue	$89,517	$87,028	$342,349	$332,927

Cost of revenue	$19,434	$19,476	$72,752	$77,589
Less: stock-based compensation expense and associated payroll tax costs	515	735	2,558	3,533
Non-GAAP cost of revenue	$18,919	$18,741	$70,194	$74,056
As a percentage of revenue	21.1%	21.5%	20.5%	22.2%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Revenue	$89,517	$87,028	$342,349	$332,927

Sales and marketing	$35,250	$29,605	$136,968	$129,602
Less: stock-based compensation expense and associated payroll tax costs	1,205	920	6,518	9,252
Non-GAAP sales and marketing	$34,045	$28,685	$130,450	$120,350
As a percentage of revenue	38.0%	33.0%	38.1%	36.1%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Revenue	$89,517	$87,028	$342,349	$332,927

Research and development	$18,041	$19,763	$73,021	$80,879
Less: stock-based compensation expense and associated payroll tax costs	1,510	3,099	9,338	13,614
Non-GAAP research and development	$16,531	$16,664	$63,683	$67,265
As a percentage of revenue	18.5%	19.1%	18.6%	20.2%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Revenue	$89,517	$87,028	$342,349	$332,927

General & administrative	$14,223	$14,994	$55,863	$61,794
Less: stock-based compensation expense and associated payroll tax costs	1,620	2,141	5,625	10,000
Non-GAAP general & administrative	$12,603	$12,853	$50,238	$51,794
As a percentage of revenue	14.1%	14.8%	14.7%	15.6%

Reconciliation of net cash provided operating activities to free cash flow:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
(in thousands)
Net cash provided by operating activities	$2,889	$12,360	$27,400	$26,254
Cash paid for website domain name	0	0	(2,444)	0
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(3,155)	(787)	(8,598)	(3,721)
Free cash flow	$(266)	$11,573	$16,358	$22,533

Gross Merchandise Volume (GMV) for the twelve months ended:

	Year ended December 31,	% Change
(in millions)
2025	$31,696	12.3%
2024	28,228	11.3
2023	25,366

Exhibit 99.1

Gross Merchandise Volume (GMV) for the three months ended:

(in millions)	Three months ended	% Change
December 31, 2025	$8,852	12.0%
September 30, 2025	7,901	2.6
June 30, 2025	7,700	6.3
March 31, 2025	7,242

Net Revenue Retention (NRR) for the twelve months trailing as of:

	Trailing twelve months as of	% Change
December 31, 2025	95.2%	0.7%
September 30, 2025	94.5	0.0
June 30, 2025	94.5	(0.5)
March 31, 2025	95.0	0.0
December 31, 2024	95.0